Exhibit 99.1

Masimo Reports Fourth Quarter and Full-Year 2019 Financial Results
Fourth Quarter 2019 Highlights:

■	Total revenue, including royalty and other revenue, was $247.5 million;
■	Product revenue increased 11.8% to $247.4 million, or 12.0% on a constant currency basis;
■	GAAP net income per diluted share was $0.92; and
■	Non-GAAP net income per diluted share was $0.91.

Full-Year 2019 Highlights:

■	Total revenue, including royalty and other revenue, was $937.8 million;
■	Product revenue increased 12.8% to $936.4 million, or 13.6% on a constant currency basis;
■	GAAP net income per diluted share of $3.44; and
■	Non-GAAP net income per diluted share was $3.22.
Irvine, California, February 19, 2020 - Masimo (Nasdaq: MASI) today announced its financial results for the fourth quarter and full-year ended December 28, 2019.
Fourth Quarter 2019 Results:
Total revenue, including royalty and other revenue, was $247.5 million. Product revenues increased 11.8% to $247.4 million, or 12.0% on a constant currency basis. Shipments of noninvasive technology boards and monitors increased 1.8% to 61,400 in the fourth quarter of 2019, compared to 60,300 in the fourth quarter of 2018.
Fourth quarter 2019 GAAP operating margin was 24.9%, compared to 24.2% in the prior year period. Fourth quarter 2019 non-GAAP operating margin was 25.7%, compared to 23.8% in the prior year period.
For the fourth quarter of 2019, GAAP net income was $52.9 million, or $0.92 per diluted share. Non-GAAP net income was $52.1 million, or $0.91 per diluted share.
Full-Year 2019 Results:
Total revenue, including royalty and other revenue, was $937.8 million. Product revenue increased 12.8% to $936.4 million, or 13.6% on a constant currency basis. Shipments of noninvasive technology boards and monitors increased 6.3% to 246,200 for the full-year 2019, compared to 231,700 for the full-year 2018.
Full-year 2019 GAAP operating margin was 23.6%, compared to 24.2% in the prior year period. Full-year 2019 non-GAAP operating margin was 24.0%, compared to 22.0% in the prior year period.
For the full-year of 2019, GAAP net income was $196.2 million, or $3.44 per diluted share. Non-GAAP net income was $183.9 million, or $3.22 per diluted share.
Total cash, cash equivalents and short term investments increased $135.2 million during the year to $687.7 million as of December 28, 2019.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “In 2019, we advanced our mission to improve patient outcomes while reducing the cost of care. To mark our 30th anniversary, we delivered a new product to care providers in every month of 2019, while we also grew our product revenue 12.8%, or 13.6% on a constant currency basis. We once again delivered above market growth and improved our non-GAAP operating margins by 200 basis points through disciplined execution of our strategy. For 2020, we are projecting product revenues of $1.035 billion, GAAP earnings per share of $3.64 and non-GAAP earnings per share of $3.56.”

2020 Financial Guidance
The Company provided the following estimates for its full-year 2020 guidance:

(in millions, except percentages and earnings per share)	2020 Updated Guidance(1)
	GAAP	Non-GAAP
Total revenue, including royalty and other revenue	$1,035	$1,035
Product revenue	$1,035	$1,035
Percentage growth - as reported	10.5%	N/A
Percentage growth - constant currency	N/A	11.0%
Royalty and other revenue	$—	$—
Gross margin	67.7%	68.0%
Operating margin	24.0%	24.7%
Earnings per diluted share	$3.64	$3.56
Estimated tax rate	19.1%	23.3%
______________

(1)	Consistent with prior guidance provided on January 14, 2020.

•	Product revenue of $1.035 billion, which reflects growth of 10.5% and constant currency growth of 11.0%;

•	GAAP earnings per diluted share of $3.64;

•	Non-GAAP earnings per diluted share of $3.56;

•	Included in our full-year 2020 revenue guidance is approximately $4 million of year-over-year currency headwinds.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP earnings per diluted share, (iv) non-GAAP gross profit/margin and (v) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP gross profit/margin, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:

Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs.
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition-related costs, including depreciation and amortization.
In the event the Company acquires, invests in or divests certain business operations, there may be non-recurring gains, losses or expenses that will be recognized related to the assets and/or liabilities sold or acquired that are not representative of normal on-going cash flows. Furthermore, there may be depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition/strategic investment that does not reflect the normal on-going costs of operating our core business. We believe that exclusion of these gains, losses or costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds. We believe that exclusion of these gains (net of any related costs incurred in the period the award or settlement is recognized) and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.
Tax impacts that may not be representative of the ongoing results of our core operations.
From time-to-time, we may experience significant non-recurring tax events, such as changes in tax laws and regulations or the derecognition of uncertain tax positions related to non-recurring transactions due to the expiration of the statutes of limitations. We believe that exclusion of such tax charges or benefits is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these tax items are unrelated to our core business and generally unique and non-recurring in nature.

Fourth Quarter and Full-Year 2019 Actuals versus Fourth Quarter 2018 and Full-Year Actuals:

RECONCILIATION OF GAAP TO CONSTANT CURRENCY PRODUCT REVENUE(1):
	Quarter Ended
(in thousands, except percentages)	December 28, 2019	December 29, 2018
GAAP product revenue	$247,434	$221,413
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	571	—
Total non-GAAP product revenue adjustments	571	—
Constant currency product revenue	$248,005	$221,413
Product revenue growth %:
GAAP	11.8%
Constant currency	12.0%
______________

(1)	May not foot due to rounding.

	RECONCILIATION OF GAAP TO CONSTANT CURRENCY PRODUCT REVENUE(1):
	Year Ended
(in thousands, except percentages)	December 28, 2019	December 29, 2018
GAAP product revenue	$936,408	$829,874
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	6,702	—
Total non-GAAP product revenue adjustments	6,702	—
Constant currency product revenue	$943,110	$829,874
Product revenue growth %:
GAAP	12.8%
Constant currency	13.6%
______________

(1)	May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Quarter Ended
	December 28, 2019		December 29, 2018
(in thousands, except earnings per share)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$52,921	$0.92	$46,934	$0.83
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(45)	—	(1,535)	(0.03)
Acquisition/strategic investment related costs	2,135	0.04	361	0.01
Litigation damages, awards and settlements	—	—	(75)	—
Non-operating other (income) expense	312	0.01	1,263	0.02
Tax impact of pre-tax non-GAAP adjustments above	(566)	(0.01)	(513)	(0.01)
Excess tax benefits from stock-based compensation	(2,631)	(0.05)	(294)	(0.01)
2017 U.S. Tax Reform	—	—	(675)	(0.01)
Total non-GAAP adjustments	(796)	(0.01)	(1,468)	(0.03)
Non-GAAP net income	$52,126	$0.91	$45,465	$0.81
Weighted average shares outstanding-diluted		57,267		56,449
______________

(1)	May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Year Ended
	December 28, 2019		December 29, 2018
(in thousands, except earnings per share)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$196,216	$3.44	$193,543	$3.45
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(1,262)	(0.02)	(27,704)	(0.49)
Acquisition/strategic investment related costs	4,729	0.08	1,442	0.03
Litigation damages, awards and settlements	—	—	425	0.01
Non-operating other (income) expense	627	0.01	2,027	0.04
Tax impact of pre-tax non-GAAP adjustments above	(689)	(0.01)	5,532	0.10
Excess tax benefits from stock-based compensation	(15,692)	(0.27)	(22,036)	(0.39)
Tax impact of expiration of certain statutes of limitations related to unique and non-recurring tax positions	—	—	(4,169)	(0.07)
2017 U.S. Tax Reform	—	—	(675)	(0.01)
Total non-GAAP adjustments	(12,286)	(0.22)	(45,157)	(0.81)
Non-GAAP net income	$183,930	$3.22	$148,385	$2.65
Weighted average shares outstanding-diluted		57,100		56,039
______________

(1)	May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME/MARGIN %(1):

	Quarter Ended
	December 28, 2019	December 29, 2018
(in thousands, except percentages)	$	$
GAAP operating income/margin	$61,557	$53,906
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(45)	(1,535)
Acquisition/strategic investment related costs	2,135	361
Litigation damages, awards and settlements	—	(75)
Total non-GAAP adjustments	2,090	(1,250)
Non-GAAP operating income/margin	$63,647	$52,655
GAAP operating income/margin %	24.9%	24.2%
Non-GAAP operating income/margin %	25.7%	23.8%
______________

(1)	May not foot due to rounding.

RECONCILIATION OF GAAP OPERATING INCOME/MARGIN %(1):

	Year Ended
	December 28, 2019	December 29, 2018
(in thousands, except percentages)	$	$
GAAP operating income/margin	$221,216	$208,044
Non-GAAP adjustments to product operating income/margin:
Royalty and other revenue, net of related costs	(1,262)	(27,704)
Acquisition/strategic investment related costs	4,729	1,442
Litigation damages, awards and settlements	—	425
Total non-GAAP adjustments	3,467	(25,837)
Non-GAAP operating income/margin	$224,683	$182,206
GAAP operating income/margin %	23.6%	24.2%
Non-GAAP operating income/margin %	24.0%	22.0%
______________

(1)	May not foot due to rounding.

Full-Year 2020 Guidance versus Full-Year 2019 Actuals:

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %(1):
	Full-Year 2020 Updated Guidance(2)	Full-Year 2019 Actuals
GAAP product revenue	$1,035,000	$936,408
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	4,000	—
Total non-GAAP constant currency adjustments	4,000	—
Non-GAAP constant currency product revenue	$1,039,000	$936,408
Product revenue growth %:
GAAP	10.5%
Non-GAAP constant currency	11.0%
________________

(1)	May not foot due to rounding.

(2)	Consistent with prior guidance provided on January 14, 2020.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Full-Year 2020 Guidance(2)		Full-Year 2019 Actuals
(in thousands, except earnings per share)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$210,500	$3.64	$196,216	$3.44
Non-GAAP net income adjustments:
Royalty and other revenue, net of related costs	—	—	(1,262)	(0.02)
Acquisition/strategic investment related costs	8,000	0.14	4,729	0.08
Non-operating other (income) expense	—	—	627	0.01
Tax impact of pre-tax non-GAAP adjustments above	(1,900)	(0.03)	(689)	(0.01)
Excess tax benefits from stock-based compensation	(11,000)	(0.19)	(15,692)	(0.27)
Total non-GAAP adjustments	(4,900)	(0.08)	(12,286)	(0.22)
Non-GAAP net income	$205,600	$3.56	$183,930	$3.22
Weighted average shares outstanding-diluted		57,800		57,100
________________

(1)	May not foot due to rounding.

(2)	Consistent with prior guidance provided on January 14, 2020.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT/MARGIN AND OPERATING INCOME/MARGIN(1):

	Full-Year 2020 Guidance(2)	Full-Year 2019 Actuals
(in thousands, except earnings per share)	$	$
GAAP gross profit/margin	$700,400	$629,172
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	—	(1,262)
Acquisition/strategic investment related costs	3,000	511
Total non-GAAP adjustments	3,000	(751)
Non-GAAP gross profit/margin	$703,400	$628,421
GAAP gross profit/margin %	67.7%	67.1%
Non-GAAP gross profit/margin %	68.0%	67.1%

GAAP operating income/margin	$248,000	$221,216
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	—	(1,262)
Acquisition/strategic investment related costs	8,000	4,729
Litigation damages, awards and settlements	—	—
Total non-GAAP adjustments	8,000	3,467
Non-GAAP operating income/margin	$256,000	$224,683
GAAP operating income/margin %	24.0%	23.6%
Non-GAAP operating income/margin %	24.7%	24.0%
________________

(1)	May not foot due to rounding.

(2)	Consistent with prior guidance provided on January 14, 2020.
Conference Call
The conference call to review Masimo’s complete financial results for the fourth quarter and full-year ended December 28, 2019 will begin at 1:30 p.m. PT (4:30 p.m. ET) on February 19, 2020 and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.masimo.com.
The dial-in numbers are (833) 227-5837 for domestic callers and +1 (825) 312-2251 for international callers. The reservation code for both dial-in numbers is 2862927. After the live webcast, the call will be available on Masimo’s website through March 19, 2020. In addition, a telephonic replay of the call will be available through March 4, 2020. The replay dial-in numbers are (800) 585-8367 for domestic callers and +1 (416) 621-4642 for international callers. Please use reservation code 2862927 .
About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies.  Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals according to the 2019-20 U.S. News and World Report Best Hospitals Honor Roll. Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse Co-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Organ Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse Co-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67™, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital automation and connectivity solutions are centered around the Iris® platform, and include Iris Gateway®, Patient SafetyNet, Replica™, Halo ION™, UniView™, and Doctella™. Additional information about Masimo and its products may be found at www.masimo.com.  Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year GAAP and non-GAAP 2020 total, product, royalty and other revenues, earnings per diluted share, gross margin, operating margin, EBITDA, and estimated tax rate, and our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: risks related to the integration of the acquisition of the Connected Care assets from NantHealth, Inc.; our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	December 28, 2019	December 29, 2018
ASSETS
Current assets
Cash and cash equivalents	$567,687	$552,490
Short-term investments	120,000	—
Trade accounts receivable, net of allowance for doubtful accounts	132,433	109,629
Inventories	115,871	94,732
Other current assets	60,071	32,426
Total current assets	996,062	789,277
Lease receivable, noncurrent	49,936	—
Deferred costs and other contract assets	16,214	122,906
Property and equipment, net	219,552	165,972
Intangible assets, net	27,251	27,924
Goodwill	22,350	23,297
Deferred tax assets	35,972	21,210
Other non-current assets	28,791	4,232
Total assets	$1,396,128	$1,154,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$54,548	$40,388
Accrued compensation	54,705	49,486
Deferred revenue and other contract-related liabilities, current	25,939	32,054
Other current liabilities	37,027	24,627
Total current liabilities	172,219	146,555
Other non-current liabilities	56,035	39,198
Total liabilities	228,254	185,753
Commitments and contingencies
Stockholders’ equity:
Common stock	54	53
Treasury stock	(526,580)	(489,026)
Additional paid-in capital	600,624	533,164
Accumulated other comprehensive loss	(6,718)	(6,199)
Retained earnings	1,100,494	931,073
Total stockholders’ equity	1,167,874	969,065
Total liabilities and stockholders’ equity	$1,396,128	$1,154,818

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenue:
Product	$247,434	$221,413	$936,408	$829,874
Royalty and other revenue	76	1,719	1,429	28,415
Total revenue	247,510	223,132	937,837	858,289
Cost of goods sold	80,587	74,801	308,665	283,397
Gross profit	166,923	148,331	629,172	574,892
Operating expenses:
Selling, general and administrative	81,943	73,713	314,661	285,417
Research and development	23,423	20,787	93,295	81,006
Litigation settlement, award and/or defense costs	—	(75)	—	425
Total operating expenses	105,366	94,425	407,956	366,848
Operating income	61,557	53,906	221,216	208,044
Non-operating income	2,812	1,652	12,950	5,732
Income before provision for income taxes	64,369	55,558	234,166	213,776
Provision for income taxes	11,448	8,624	37,950	20,233
Net income	$52,921	$46,934	$196,216	$193,543
Other comprehensive gain (loss), net of tax:
Foreign currency translation gains (losses)	1,076	(382)	(519)	(3,258)
Total comprehensive income	$53,997	$46,552	$195,697	$190,285

Net income per share:
Basic	$0.99	$0.88	$3.67	$3.70
Diluted	$0.92	$0.83	$3.44	$3.45

Weighted-average shares used in per share calculations:
Basic	53,633	53,043	53,434	52,296
Diluted	57,267	56,449	57,100	56,039
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Quarter Ended		Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Cost of goods sold	$106	$94	$445	$334
Selling, general and administrative	7,417	6,081	30,450	21,391
Research and development	2,067	1,547	8,340	5,692
Total	$9,590	$7,722	$39,235	$27,417

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Year Ended
	December 28, 2019	December 29, 2018
Cash flows from operating activities:
Net income	$196,216	$193,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,487	21,127
Stock-based compensation	39,233	27,417
Loss on disposal of equipment, intangibles and other assets	357	949
Provision (benefit) for doubtful accounts	687	(439)
Benefit for amount due from former foreign agent	—	(2,016)
Benefit from deferred income taxes	(5,965)	(8,274)
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable	(23,580)	10,826
Increase in inventories	(21,257)	(1,885)
(Increase) decrease in other current assets	(8,536)	3,843
Increase in lease receivable, net	(11,958)	—
Decrease (increase) in deferred costs and other contract assets	3,308	(17,935)
(Increase) decrease in other non-current assets	(226)	407
Increase in accounts payable	9,934	5,211
Increase in accrued compensation	5,338	10,195
Increase in deferred revenue and other contract-related liabilities	7,739	1,420
Increase (decrease) in income taxes payable	4,079	(1,208)
Increase in accrued liabilities	746	3,923
Increase (decrease) increase in other non-current liabilities	2,038	(7,577)
Net cash provided by operating activities	221,640	239,527
Cash flows from investing activities:
Purchases of short-term investments	(120,000)	—
Purchases of property and equipment	(68,375)	(17,126)
Increase in intangible assets	(4,117)	(5,557)
Business acquisition, net of cash acquired	—	(3,922)
(Purchases of) proceeds from strategic investments	(5,189)	453
Net cash used in investing activities	(197,681)	(26,152)
Cash flows from financing activities:
Proceeds from issuance of common stock	28,339	44,748
Repurchases of common stock	(37,555)	(18,478)
Other	(123)	(490)
Net cash provided by (used in) financing activities	(9,339)	25,780
Effect of foreign currency exchange rates on cash	814	(1,997)
Net increase in cash, cash equivalents and restricted cash	15,434	237,158
Cash, cash equivalents and restricted cash at beginning of period	552,641	315,483
Cash, cash equivalents and restricted cash at end of period	$568,075	$552,641